Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

NEW PRESIDENT OF CEJKA SEARCH APPOINTED

BOCA RATON, Fla. – April 1, 2009 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) announced today that Lori Schutte has been appointed as President of its Cejka Search subsidiary effective today. Schutte has served as Vice President of Client Services of Cejka Search since 2004. She succeeds Carol Westfall who previously announced her retirement in September 2008.

“Lori has played a significant management role in both our Physician and Executive Search business units. Her leadership qualities and results-oriented style have been and will continue to be key drivers for the growth and success of the Search Division,” said Joseph A. Boshart, President and Chief Executive Officer of Cross Country Healthcare, Inc. “Lori has also earned the confidence of our corporate leaders, Cejka Search’s senior management team, our staff and our clients. Carol, Lori and others have worked together to create a seamless transition. I have every expectation that Cejka Search, under Lori's leadership, will continue to build on the years of success we have enjoyed under Carol's outstanding stewardship of this business,” Mr. Boshart added.

Schutte joined Cejka Search in 2004 as Vice President of Client Services and brings more than 20 years of healthcare and operational experience, including development and implementation of strategic plans, team building, client relationship management and program development. Prior to joining Cejka Search, Schutte was Vice President of Mid-America Transplant Services in St. Louis. During her 15-year tenure there, she managed the development and implementation of organ and tissue donation systems within a hospital setting and is a recognized leader in the organ procurement community. Schutte holds a Master of Business Administration degree from the John M. Olin School of Business at Washington University in St. Louis, and a Bachelor of Science degree from Saint Louis University.

St. Louis-based Cejka Search is a nationally recognized executive and physician search organization providing services exclusively to the healthcare industry for more than 25 years. Partnering with organizations in pursuit of the nation's best healthcare talent, Cejka Search completes assignments across all levels of the healthcare continuum.

Cross Country Healthcare, Inc. is a diversified leader in healthcare staffing services. The Company offers a comprehensive suite of staffing and outsourcing services to the healthcare market, which together include being a leading national provider of nurse and allied staffing services and multi-specialty physician staffing services; a provider of clinical trials services to global pharmaceutical and biotechnology customers; and a provider of other human capital management services focused on healthcare. The Company has more than 5,000 contracts with hospitals and healthcare facilities, pharmaceutical and biotechnology customers, and other healthcare organizations. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

(more)

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “suggests”, “seeks”, “will” and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and our other Securities and Exchange Commission filings made during 2009.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to “we,” “us,” “our,” or “Cross Country” in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

# # #

For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Cross Country Healthcare, Inc.

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

or

Nancy Burns

Manager of Industry Research & Publications

Cejka Search

Phone: 314.726.1603

Email: nburns@cejkasearch.com